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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                              --------------------

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) June 8, 2005

                          Eyetech Pharmaceuticals, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                   000-50516               13-4104684
-----------------------------   ------------------  ----------------------------
(State or Other Jurisdiction        (Commission            (I.R.S. Employer
     of Incorporation)              File Number)         Identification No.)

            3 Times Square, 12th Floor
                   New York, NY                                  10036
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     (Address of Principal Executive Offices)                  (Zip Code)

                                 (212) 824-3100
              ----------------------------------------------------
              (Registrant's telephone number (including area code)

          -------------------------------------------------------------
          (Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
           YEAR.

      On June 8, 2005, the Board of Directors of Eyetech Pharmaceuticals, Inc. (the "Company") authorized and declared a dividend of one right ("Right") for each outstanding share of its Common Stock, par value $.01 per share (the "Company Common Stock"), to stockholders of record at the close of business on June 21, 2005 (the "Record Date"), and authorized the issuance of one Right for each share of Company Common Stock issued by the Company (except as otherwise provided in the Rights Agreement, as defined below) between the Record Date and the Distribution Date (as defined below). Each Right entitles the registered holder, subject to the terms of the Rights Agreement (as defined below), to purchase from the Company one one-hundredth of a share (a "Unit") of Series A Preferred Stock, par value $.01 per share (the "Preferred Stock"), at a purchase price of $150.00 per Unit, subject to adjustment. The purchase price is payable in cash or by certified or bank check or money order payable to the order of the Company. The Company filed the Certificate of Designation of the Preferred Stock with the Delaware Secretary of State on June 13, 2005. The description and terms of the Rights are set forth in a Rights Agreement between the Company and American Stock Transfer & Trust Company, as Rights Agent, dated as of June 10, 2005, as amended from time to time (the "Rights Agreement").

      The material terms of the Rights Agreement and the Preferred Stock are summarized below. This summary description of the Rights and the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Rights Agreement and the Certificate of Designation, including the definitions therein of certain terms, which Rights Agreement and Certificate of Designation are filed as exhibits to this report.

      The Rights Agreement

      Certificates; Distribution Date. Initially, the Rights will attach to all certificates representing shares of outstanding Company Common Stock, and no separate Rights Certificates will be distributed. Subject to the provisions of the Rights Agreement, the Rights will separate from the Company Common Stock and the "Distribution Date" will occur upon the earlier of (i) ten business days following a public announcement (the date of such announcement being the "Stock Acquisition Date") that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired or otherwise obtained beneficial ownership of 15% or more of the then-outstanding shares of Company Common Stock, and (ii) ten business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. Until the Distribution Date,
(i) the Rights will be evidenced by Company Common Stock certificates and will be transferred with and only with such Company Common Stock certificates, (ii) new Company Common Stock certificates issued after the Record Date (also including shares distributed from Treasury) will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates representing outstanding Company Common Stock will also constitute the transfer of the Rights associated with the Company Common Stock represented by such certificates.

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      An "Acquiring Person" does not include certain persons specified in the
Rights Agreement.

      The Rights are not exercisable until the Distribution Date and will expire at the close of business on June 20, 2015 unless earlier redeemed or exchanged by the Company as described below. Under certain circumstances the exercisability of the Rights may be suspended. In no event, however, will the Rights be exercisable prior to the expiration of the period in which the Rights may be redeemed as described below.

      As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Company Common Stock as of the close of business on the Distribution Date (and to each initial holder of certain shares of Company Common Stock issued after the Distribution Date) and, thereafter, the separate Rights Certificates alone will represent the Rights.

      Flip-In. If a person becomes an Acquiring Person, then each holder of a Right will thereafter have the right to receive, upon exercise, Units of Preferred Stock or, at the option of the Company, shares of Company Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. The exercise price is the purchase price multiplied by the number of Units of Preferred Stock issuable upon exercise of a Right prior to the event described in this paragraph. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or any affiliate or associate thereof (or certain transferees of any thereof) will be null and void.

      Flip-Over. If, at any time following the date that any person becomes an Acquiring Person, (i) the Company is acquired in a merger or other business combination transaction and the Company is not the surviving corporation, (ii) any person merges with the Company and all or part of the Company Common Stock is converted or exchanged for securities, cash or property of the Company or any other person or (iii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights that previously have been voided as described above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

      Redemption. At any time until ten business days following the Stock Acquisition Date, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.001 per Right (subject to adjustment in certain events) payable, at the election of the Board of Directors, in cash, shares of Company Common Stock or other consideration considered appropriate by the Board of Directors. Immediately upon the action of the Board of Directors ordering the redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

      Exchange. The Company may, at any time after there is an Acquiring Person, until the time specified in the Rights Agreement, exchange all or part of the then-outstanding and exercisable Rights (other than Rights that shall have become null and void) for Units of Preferred

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Stock or shares of Company Common Stock pursuant to a one-for-one exchange ratio, subject to adjustment.

      No Stockholder Rights; Taxation. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Units of Preferred Stock (or other consideration) or for common stock of the acquiring company or in the event of the redemption of Rights as set forth above.

      Amendment. Any of the provisions of the Rights Agreement may be amended without the approval of the holders of the Rights or Company Common Stock at any time prior to the Distribution Date. After such date, the provisions of the Rights Agreement may be amended in order to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period under the Rights Agreement, or to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person); provided, that no such amendment shall be made to lengthen (i) the time period governing redemption at such time as the Rights are not redeemable or (ii) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights.

      Description of Preferred Stock

      The Units of Preferred Stock that may be acquired upon exercise of the Rights will be nonredeemable and subordinate to any other shares of preferred stock that may be issued by the Company.

      If, as and when declared by the Board of Directors, each Unit of Preferred Stock will have a minimum dividend equal to the per share dividend declared on the Company Common Stock.

      In the event of liquidation, the holder of a Unit of Preferred Stock will receive a preferred liquidation payment equal to the greater of $0.01 per Unit and the per share amount paid in respect of a share of the Company Common Stock.

      Each Unit of Preferred Stock will have one vote, voting together with the Company Common Stock.

      In the event of any merger, consolidation or other transaction in which shares of Company Common Stock are exchanged, each Unit of Preferred Stock will be entitled to receive the per share amount paid in respect of each share of Company Common Stock.

      The rights of holders of the Preferred Stock with respect to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

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      Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the economic value of one Unit of Preferred Stock that may be acquired upon the exercise of each Right should approximate the economic value of one share of Company Common Stock.

ITEM 7.01. REGULATION FD DISCLOSURE.

      On June 9, 2005, the Company issued the press release with respect to the Rights Agreement that is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

      (c) Exhibits

EXHIBIT NO.       DESCRIPTION
-----------       -----------
    4.1           Rights Agreement dated as of June 10, 2005 between the
                  registrant and American Stock Transfer & Trust Company, as
                  Rights Agent, including the Form of Rights Certificate
                  attached thereto as Exhibit A, incorporated by reference to
                  Exhibit 1 to the registrant's Form 8-A dated June 13, 2005

    4.2 Certificate of Designation of the Series A Preferred Stock of the registrant, incorporated by reference to Exhibit 2 to the registrant's Form 8-A dated June 13, 2005

    99.1 Press release dated June 9, 2005 with respect to authorization of Rights Agreement

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2005                 EYETECH PHARMACEUTICALS, INC.

                                    By: /s/ Paul G. Chaney
                                        --------------------
                                    Name:  Paul G. Chaney
                                    Title: Chief Operating Officer

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                                  EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION
-----------       -----------
    4.1           Rights Agreement dated as of June 10, 2005 between the
                  registrant and American Stock Transfer & Trust Company, as
                  Rights Agent, including the Form of Rights Certificate
                  attached thereto as Exhibit A, incorporated by reference to
                  Exhibit 1 to the registrant's Form 8-A dated June 13, 2005

    4.2 Certificate of Designation of the Series A Preferred Stock of the registrant, incorporated by reference to Exhibit 2 to the registrant's Form 8-A dated June 13, 2005

    99.1 Press release dated June 9, 2005 with respect to authorization of Rights Agreement